THE MIDDLETON DOLL COMPANY
2007 NON-EMPLOYEE DIRECTOR STOCK PLAN

    1.       Purposes and Effective Date.

    (a)              Purposes. The purposes of The Middleton Doll Company 2007 Non-Employee Director Stock Plan are to compensate individuals who serve as Non-Employee Directors and to align their interests with those of shareholders by providing compensation that is payable in the form of shares of the Company’s common stock.

    (b)              Effective Date. This Plan will become effective on and after the Effective Date. This Plan will terminate as provided in Section 7.

    2.       Definitions. Capitalized terms used in this Plan have the following meanings:

    (a)              “Affiliate” means any entity in which the Company owns directly or indirectly 20% or more of the equity interest (collectively, the “Affiliates”).

    (b)              “Board” means the Board of Directors of the Company.

    (c)              “Change of Control” means any sale of assets, merger, consolidation, combination or other corporate reorganization, restructuring or change of control of the Company, which the Committee determines constitutes a Change of Control.

    (d)              “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

    (e)              “Committee” means the Compensation Committee of the Board which consists of at least three members each of whom shall qualify as a “non-employee director” within the meaning of Rule 16b-3, or such other committee of the Board appointed by the Board to administer the Plan consisting of at least three members each of whom shall qualify as a “non-employee director” within the meaning of Rule 16b-3.

    (f)              “Company” means The Middleton Doll Company, or any successor corporation thereto.

    (g)              “Director” means a member of the Board, and “Non-Employee Director” means a Director who is not an employee of the Company or its subsidiaries.

    (h)              “Effective Date” means the date the Company’s shareholders approve this Plan.

    (i)              “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

    (j)              “Fair Market Value” shall be determined by such methods or procedures as shall be established from time to time by the Committee; provided, however, that the Fair Market Value shall not be less than the par value of the Stock; and provided further, that (a) if the Stock is traded on the over-the-counter market, then the Fair Market Value shall be the closing sale price for the Stock in the over-the-counter market on the measurement date (or if there was no sale of the Stock on such date, on the immediately preceding date on which there was a sale of the Stock), as reported by the National Association of Securities Dealers Automated Quotation System (or any successor), or (b) if the Stock is listed on a national securities exchange or national securities association, then the Fair Market Value shall be the closing sale price for the Stock on the Composite Tape on the measurement date (or if there was no sale of Stock on such date, on the immediately preceding date on which there was a sale of the Stock).

    (k)              “Fees” means the amount paid by the Company to a Non-Employee Director as an annual retainer, for service on a committee of the Board, and/or for attendance at meetings of the Board.

    (l)               “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

    (m)             “Plan” means The Middleton Doll Company 2007 Non-Employee Director Stock Plan, as it may be amended from time to time.

    (n)              “Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.

    (o)              “Share” means a share of Stock.

    (p)              “Stock” means the Common Stock, par value 6-2/3 cents per share, of the Company, and shall also include any security of the Company issued in substitution, in exchange for, or in lieu of the Common Stock.

    3.       Administration.

    (a)              Committee Administration. In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority to administer this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in the terms of the Plan and (iv) make all other determinations necessary or advisable for the administration of this Plan. The Committee may make any determination under this Plan without notice or meeting of the Committee by a writing that a majority of the Committee members have signed. All Committee determinations are final and binding.

    (b)              Delegation to Other Committees. To the extent applicable law permits, the Board may delegate to another committee of the Board consisting of at least three members each of whom shall qualify as a “non-employee director” within the meaning of Rule 16b-3, any or all of the authority and responsibility of the Committee. If the Board has made such a delegation, then all references to the Committee in this Plan include such other committee to the extent of such delegation.

    (c)              Indemnification. The Company will indemnify and hold harmless each member of the Committee, and each member of any other committee to whom a delegation under Section 3(b) has been made, as to any act done, or determination made, with respect to this Plan to the maximum extent that the law and the Company’s by-laws permit.

    4.       Eligibility. All Non-Employee Directors are eligible to participate in the Plan.

    5.       Shares Reserved under this Plan. Subject to adjustment as provided in Section 8, an aggregate of two hundred thousand (200,000) Shares, plus such number of Shares that a Non-Employee Director elects to receive in lieu of cash under Section 6, are reserved and available for issuance under this Plan. Shares to be delivered under the Plan shall be from presently authorized and issued but not outstanding Shares of Stock which are held by the Company as treasury shares. The number of Shares reserved and available for issuance under this Plan shall be reduced only by the number of Shares delivered in payment of Fees.

    6.       Director Fees.

    (a)              Establishment of Fees. The Committee shall establish, from time to time, the amount of Fees to be paid to the Non-Employee Directors. The Committee may determine that the Company will pay such Fees in cash, Shares, or a combination of the two.

    (b)              Election to Receive Fees in Stock. Each Non-Employee Director may elect to receive all or any portion of his or her Fees that would otherwise be paid in cash in the form of Stock. Such election, or a modification or revocation thereof, (i) must be in writing and delivered to the Secretary of the Company, (ii) shall be effective with respect to Fees earned commencing on the date the Secretary of the Company receives the election and (iii) shall remain in effect unless modified or revoked by a subsequent election filed in accordance with clause (i), which shall be effective as provided in clause (ii). Shares issuable to a Non-Employee Director under this subsection (b) shall be transferred to such Non-Employee Director effective as of the last business day of the month in which the Fees are earned. The total number of Shares to be so transferred shall be determined by dividing the amount of Fees subject to the election for the applicable month by the Fair Market Value of a Share on the last business day of such month.

    7.       Termination and Amendment of Plan

    (a)              Term of Plan. Unless the Board or Committee earlier terminates this Plan pursuant to Section 7(b), this Plan will terminate on the third (3rd) anniversary of the Effective Date.

    (b)              Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)	the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law or (C) any other applicable law;

(ii)	shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the listing requirements of any principal securities exchange or market on which the Shares are then listed or traded or (C) any other applicable law; and

(iii)	shareholders must approve an amendment to materially increase the number of Shares specified in Section 5(a) (except as permitted by Section 8).

    8.       Adjustment Provisions; Change of Control.

    (a)              Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that is a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this subsection (iv), in the judgment of the Committee necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and/or type of Shares subject to this Plan.

    (b)              Change of Control. In the event of a Change of Control, any Fees earned in respect of the calendar quarter in which the Change of Control occurs shall be paid in cash as soon as practicable.

    9.       Miscellaneous.

    (a)       Service on the Board. The existence of the Plan shall not confer upon a Non-Employee Director any right with respect to continued service on the Board.

    (b)       No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and unless the Committee determines that other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated, the Fair Market Value of any fractional Share shall be settled in cash.

    (c)       Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Non-Employee Director or other person.

    (d)       Requirements of Law and Securities Exchange. The issuance of Shares in payment of Fees are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or securities exchanges as may be required. Notwithstanding any other provision of this Plan, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Non-Employee Director has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

    (e)       Restrictions on Transfer. Shares of Stock acquired under the Plan may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended (“1933 Act”), or except in a transaction which, in the opinion of the Company’s legal counsel, is exempt from registration under the 1933 Act. All certificates evidencing Shares acquired pursuant to the Plan shall bear an appropriate legend evidencing such transfer restriction. The Committee may require each person receiving Shares under the Plan to execute and deliver a written representation that such person is acquiring the shares of Common Stock without a view to the distribution thereof.

    (f)       Governing Law. This Plan will be construed in accordance with and governed by the laws of the State of Wisconsin, without reference to any conflict of law principles. The parties agree that the exclusive venue for any legal action or proceeding with respect to this Plan shall be a court sitting in the County of Milwaukee, or the Federal District Court for the Eastern District of Wisconsin sitting in the County of Milwaukee, in the State of Wisconsin, and further agree that any such action or proceeding (including for recognition and enforcement of any judgment in respect of this Plan) may only be heard in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

    (g)       Limitations on Actions. Any legal action or proceeding with respect to this Plan must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

    (h)       Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

    (i)       Severability. If any provision of this Plan (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or (ii) would disqualify this Plan under any law the Committee deems applicable, then such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, then such provision shall be stricken as to such jurisdiction or person, and the remainder of this Plan will remain in full force and effect.